Exhibit 99.1

For more information contact:	July 31, 2009

Lisa Free

(334) 676-5105

COLONIAL BANCGROUP REPORTS

SECOND QUARTER 2009 RESULTS

MONTGOMERY, Ala. – July 31, 2009 - (NYSE: CNB) The Colonial BancGroup, Inc. today reported results for the quarter ended June 30, 2009. A summary of the results is presented below.

•

Net loss of $606 million, or $3.02 per common share, in the quarter compared to a net loss of $168 million, or $0.86 per common share, in the 1st quarter of 2009; non-cash charges of $377 million, or $1.87 per common share related to a valuation allowance on its deferred tax assets ($302 million, or $1.50 per common share) and to write down goodwill ($75 million, or $0.37 per common share); the valuation allowance on deferred taxes may be reversed in the future to offset taxable income;

•

Loan loss provision was $294 million, up 14% from the first quarter of $257 million; net charge-offs for the quarter were $244 million, or 7.02% annualized of average loans, compared to $132 million, or 3.72% annualized of average loans, in the 1st quarter of 2009; other credit costs include write downs and expenses on foreclosed properties of $43 million in the quarter, up $36 million from the 1st quarter of 2009;

•	The balance in the allowance for loan losses was $500 million or 3.69% of net loans at June 30, 2009;

•

Nonperforming assets increased to $1.7 billion or 12.29% of net loans, other real estate owned and repossessions at June 30, 2009, up $603 million over March 31, 2009; the increase in nonperforming assets reflects the continued economic distress in our markets, primarily in Florida; the weakness in the portfolio continued to be primarily in the construction-related sector, which comprised approximately 72% of Colonial’s nonperforming assets at June 30, 2009;

•

FDIC insurance and other regulatory fees were $29.6 million, up $18.4 million from the 1st quarter of 2009 due primarily to the FDIC’s special assessment of $12.2 million charged to banks in the quarter;

•	Pre-tax, pre-credit results excluding goodwill impairment and FDIC insurance and other regulatory fees resulted in a profit of $19.0 million or $0.09 per common share;

•	Strong liquidity position: cash and interest bearing deposits in banks and the Federal Reserve were approximately $1.5 billion at June 30, 2009;

•	Total deposits increased 7.3% from December 31, 2008;

•	Colonial’s regulatory capital ratios at June 30, 2009 were:

	Colonial BancGroup	Colonial Bank
Tier I Risk-Based Capital ratio	5.44%	6.46%

Total Risk-Based Capital ratio	9.43%	9.21%

Tier I Leverage ratio	3.49%	4.18%

•	Tangible book value per share of $1.29 at June 30, 2009;

•

Net interest margin of 1.97% for the 2nd quarter compared to 2.04% in the 1st quarter of 2009, resulting primarily from the lower yielding assets due to Colonial’s significant liquidity position, the impact of increasing nonperforming assets, and continued customer preference for higher cost time deposits;

•	Core noninterest income for the 2nd quarter increased $2.8 million, or 6% from the 1st quarter of 2009, driven by a $2.1 million or 17% increase in retail mortgage banking fees;

•

Core noninterest expenses, excluding FDIC insurance and other regulatory fees, losses and expense on other real estate and professional fees, for the 2nd quarter were down 2% from the 1st quarter of 2009.

“During the second quarter, we took aggressive action related to capital strategies, liquidity, credit quality and expense reduction. Going forward, we believe these actions put our company in a better position to reinforce its value as a gateway to over 400,000 business and household customers who currently bank with Colonial. Our loyal employee force of over 4,500 resourceful individuals and our branch network of over 350 locations continue to serve as a solid foundation for Colonial’s multi-state franchise in spite of difficult economic and regulatory conditions,” said Lewis Beville, Colonial’s CEO and President.

Capital Action Plan

Colonial is actively pursuing a variety of strategic capital alternatives including, but not limited to the following:

•	Exploring a sale or merger of the Company

•	Selling the Nevada branches

•	Possibly selling other branches

•	Exploring the sale of problem assets

•	Reducing expenses

•	Initiating an exchange of bank level subordinated debt for senior debt which is expected to increase Tier I capital at the bank

•	Seeking sources of private capital

•	Reducing assets

Colonial has engaged Citigroup Global Markets Inc. (Citi), as its financial advisor. Since Citi’s engagement on July 9, 2009, Colonial has held private management meetings with potential strategic acquisition candidates and private equity investment firms. Colonial can give no assurances as to whether any of these candidates or firms will enter into a long term agreement with Colonial or whether any other candidates will emerge in the future, and Colonial does not expect to make any further statement about the outcome of such meetings unless an agreement satisfactory to Colonial can be reached.

On July 14, 2009, Colonial announced the signing of an asset purchase agreement with Global Consumer Acquisition Corporation (GCAC) for the sale of 21 Colonial Bank branch offices located in Nevada. Upon the closing of the transaction, GCAC is expected to acquire the branch network including approximately $492 million in deposits and approximately $440 million in loans, for a deposit premium of approximately $28 million or 5.7% of total deposits. The transaction is expected to close on or before September 30, 2009 and is subject to GCAC shareholder and regulatory approval. For a full description of the transaction please refer to a copy of the asset purchase agreement attached to the Current Report on Form 8-K filed by Colonial BancGroup, Inc. on July 14, 2009 with the SEC. The 8-K can be accessed through the Company’s website at www.colonialbank.com or at the SEC’s website at www.sec.gov.

In December 2008, Colonial launched the Colonial 1st program which is an on-going, company-wide review of business practices with goals of enhancing the customer experience and improving the Company’s overall efficiency. Over 4,000 ideas were generated from 30 cross-functional teams from throughout the Company. Colonial plans to implement approximately 700 of those ideas which are expected to generate pre-tax savings of $25 million in 2009 and over $50 million in 2010. As part of the Colonial 1st program, during July 2009, Colonial reduced the overall staffing level by approximately 3% through the elimination of 136 positions company-wide. The total number of employees decreased from 4,930 at December 31, 2008 to 4,627 currently, a 6% decrease.

Termination of Agreement

As previously announced, Colonial signed a stock purchase agreement, as amended, with investors led by Taylor, Bean & Whitaker Mortgage Corp. (TBW) for a $300 million equity investment in Colonial. The transaction was subject to regulatory approvals and certain other conditions, and the terms of the agreement included a provision under which either Colonial or TBW, on behalf of all investors, could terminate if the transaction did not close by July 31, 2009. Since the regulatory approval process with the OTS remained pending as of July 31, 2009 and all of the conditions necessary for closing did not occur as of that date, and since there could be no assurance that the required regulatory approvals or other conditions would be satisfied in the future, both Colonial and TBW elected on July 31, 2009 to mutually terminate the stock purchase agreement. “We are disappointed that the transaction with TBW was not completed by July 31, 2009; however, we have shifted our focus to the alternatives described in the Capital Action Plan,” said Mr. Beville.

Regulatory Update

Colonial is operating under C&D orders with the Federal Reserve, FDIC and the State of Alabama which require that Colonial Bank maintain certain capital levels. As of June 30, 2009, Colonial Bank was not in compliance with the capital requirements for the Tier I Leverage Ratio and Total Risk-Based Capital Ratio. In connection with its efforts to comply with the regulatory orders and requirements, the Board of Directors has retained Promontory Financial Group to advise and assist in satisfying regulatory requirements and expectations. For more information about the C&D orders, refer to the Current Reports on Form 8-K filed by Colonial BancGroup, Inc, on June 9, 2009 and July 27, 2009 which are available on the SEC’s website and in the investor relations portion of Colonial’s website.

Going Concern Assessment

As a result of the above described regulatory actions and the current uncertainties associated with Colonial’s ability to increase its capital levels to meet regulatory requirements, management has concluded that there is substantial doubt about Colonial’s ability to continue as a going concern. The Company expects to update its 2008 financial statements contained in the Company’s Annual Report on Form 10-K, prior to filing its June 30, 2009 Form 10-Q. The Company is working to implement the Capital Action Plan described above which includes strategies to increase capital or to sell the Company in order to address the uncertainties giving rise to the going concern assessment.

About Colonial

Colonial BancGroup operates 355 branches in Florida, Alabama, Georgia, Nevada and Texas with over $25 billion in assets. The Company’s common stock is traded on the New York Stock Exchange under the symbol CNB and is located online at www.colonialbank.com. In some newspapers, the stock is listed as ColBgp.

This release includes “forward-looking statements” within the meaning of the federal securities laws. Words such as “believes,” “estimates,” “plans,” “expects,” “should,” “may,” “might,” “could,” “outlook,” “potential,” “would” and “anticipates,” and the negative of these terms and similar expressions, as they relate to The Colonial BancGroup, Inc. (BancGroup) (including its subsidiaries or its management), are intended to identify forward-looking statements. The forward-looking statements in this release are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by such statements.

In addition to factors mentioned elsewhere in this release or previously disclosed in BancGroup’s SEC reports (accessible on the SEC’s website at www.sec.gov or on BancGroup’s website at www.colonialbank.com), the following factors, among others, could cause actual results to differ materially from forward-looking statements and future results could differ materially from historical performance. These factors are not exclusive:

•	continued deterioration in Colonial Bank’s financial condition, including losses in our loan portfolio greater than estimated or expected;

•	failure to close on the pending sale of 21 branch offices of Colonial Bank located in Nevada pursuant to the asset purchase agreement with Global Consumer Acquisition Corporation (GCAC);

•

an inability to raise additional capital on terms and conditions that are satisfactory, including the failure to receive final approval and actual funding from the U.S. Treasury Department’s Capital Purchase Program;

•	imposition of regulatory conditions or requirements on either BancGroup or the other parties to the transaction referenced above that could make consummation of such transaction impracticable;

•	failure to comply with the recent regulatory orders and additional regulatory measures that could be imposed independently or as a result of such failures;

•	possible inability of the Company to continue as a going concern;

•	the impact of current economic conditions and the results of our operations on our ability to borrow additional funds to meet our liquidity needs;

•

economic conditions affecting real estate values and transactions in BancGroup’s market and/or general economic conditions, either nationally or regionally, that are less favorable or take longer to recover than expected;

•	changes in the interest rate environment which expand or reduce margins or adversely affect critical estimates as applied, projected returns on investments, and fair values of assets;

•	continued or sustained deterioration of market and economic conditions or business performance could increase the likelihood that we would have an additional goodwill impairment charge;

•	deposit attrition, customer loss, or revenue loss in the ordinary course of business;

•	increases in competitive pressure in the banking industry and from non-banks;

•	costs or difficulties related to the integration of the businesses of BancGroup and institutions it acquires are greater than expected;

•	the inability of BancGroup to realize elements of its strategic and operating plans for 2009 and beyond, including a reduction of assets in order to improve capital ratios;

•	the anticipated cost savings and revenue enhancements from the Colonial 1st program may not be achieved in their entirety or accomplished within our expected time frame;

•	natural disasters in BancGroup’s primary market areas which result in prolonged business disruption or materially impair the value of collateral securing loans;

•	management’s assumptions and estimates underlying critical accounting policies prove to be inadequate or materially incorrect or are not borne out by subsequent events;

•	the impact of recent and future federal and state legislative and regulatory changes;

•	current or future litigation, regulatory investigations, proceedings, inquiries or directives;

•	strategies to manage interest rate risk may yield results other than those anticipated;

•	changes which may occur in the regulatory environment;

•	a significant rate of inflation (deflation);

•	unanticipated litigation or claims;

•	changes in the securities markets;

•	acts of terrorism or war; and

•

details of the recently enacted Emergency Economic Stabilization Act of 2008, the American Recovery and Reinvestment Act of 2009, the Homeowner Affordability and Stability Plan and various announced and unannounced programs implemented by the U.S. Treasury Department and bank regulators to address capital and liquidity concerns in the banking system are still being finalized and may have a significant effect on the financial services industry and BancGroup.

Many of these factors are beyond BancGroup’s control. The reader is cautioned not to place undue reliance on any forward looking statements made by or on behalf of BancGroup. Any such statement speaks only as of the date the statement was made or as of such date that may be referenced within the statement. BancGroup does not undertake any obligation to update or revise any forward-looking statements.

THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES

FINANCIAL HIGHLIGHTS (Unaudited)

Statement of Condition Summary (Dollars in millions)	June 30, 2009	March 31, 2009	June 30, 2008 As Adjusted (1)	% Change March ‘09 to June ‘09	% Change June ‘08 to June ‘09
Assets	$25,496	$26,440	$26,031	-4%	-2%
Cash and deposits in banks	1,540	2,451	553	-37%	178%
Loans, net of unearned income	13,541	14,119	15,469	-4%	-12%
Allowance for loan losses	500	450	247	11%	102%
Securities	4,165	3,327	3,454	25%	21%
Intangible assets, net	370	449	1,066	-18%	-65%
Deposits	20,027	20,257	18,349	-1%	9%
Shareholders’ equity	925	1,576	2,715	-41%	-66%

	Three Months Ended				Six Months Ended
Key Ratios:	June 30, 2009		March 31, 2009	% Change March ‘09 to June ‘09	June 30, 2009		June 30, 2008 As Adjusted (1)	% Change June ‘08 to June ‘09

Colonial BancGroup Capital Ratios:
Tier I risk-based capital ratio	5.44	% *	7.33%	-26%	5.44	% *	10.12%	-46%
Total risk-based capital ratio	9.43	% *	11.56%	-18%	9.43	% *	14.16%	-33%
Tier I leverage ratio	3.49	% *	5.02%	-30%	3.49	% *	7.38%	-53%
Tangible common equity ratio (2) (3)	1.04%		3.21%	-68%	1.04%		5.43%	-81%
Tangible capital ratio (3)	2.21%		4.34%	-49%	2.21%		6.60%	-67%
Colonial Bank Capital Ratios:
Tier I risk-based capital ratio	6.46	% *	8.02%	-19%	6.46	% *	9.88%	-35%
Total risk-based capital ratio	9.21	% *	10.78%	-15%	9.21	% *	12.65%	-27%
Tier I leverage ratio	4.18	% *	5.54%	-25%	4.18	% *	7.20%	-42%

Net interest margin	1.97%		2.04%	-3%	2.00%		2.91%	-31%
Loans to deposits ratio	67.61%		69.70%	-3%	67.61%		84.30%	-20%
Dividends paid per common share	$—		$—	0%	$—		$0.285	-100%
Tangible book value per common share (3)	$1.29		$4.12	-69%	$1.29		$6.72	-81%

	Three Months Ended				Six Months Ended
Earnings Summary (In thousands, except per share amounts)	June 30, 2009		March 31, 2009	% Change March ‘09 to June ‘09	June 30, 2009		June 30, 2008 As Adjusted (1)	% Change June ‘08 to June ‘09
Net Income:
Net interest income	$117,473		$117,812	0%	$235,285		$356,048	-34%
Provision for loan losses	294,092		257,220	14%	551,312		114,543	381%

Core noninterest income (3)	53,254		50,449	6%	103,703		104,370	-1%
Securities gains (losses), net	—		(837)	100%	(837)		9,100	-109%

Total noninterest income	53,254		49,612	7%	102,866		113,470	-9%

Professional services	15,140		10,442	45%	25,582		13,445	90%
FDIC insurance and other regulatory fees	29,609		11,208	164%	40,817		8,976	355%
Losses and expenses on other real estate	43,143		7,002	516%	50,145		5,275	851%
Other core noninterest expenses (3)	139,652		141,924	-2%	281,576		289,620	-3%
Goodwill impairment	75,000		28,477	163%	103,477		—	100%
Severance expense	—		—	0%	—		786	-100%
Net losses (gains) related to the early extinguishment of debt	(3,110)		(20,320)	-85%	(23,430)		10,043	-333%

Total noninterest expense	299,434		178,733	68%	478,167		328,145	46%

Income (loss) before income taxes	(422,799)		(268,529)	-57%	(691,328)		26,830	-2677%
Income tax expense (benefit)	182,869		(100,165)	283%	82,704		317	25990%

Net Income (Loss)	$(605,668)		$(168,364)	-260%	$(774,032)		$26,513	-3019%

Net Income (Loss) Attributable to Colonial BancGroup	$(608,276)		$(173,700)	-250%	$(781,976)		$15,841	-5036%

Earnings (Loss) Per Share - Diluted	$(3.02)		$(0.86)	-251%	$(3.89)		$0.09	-4422%

Average diluted shares outstanding	201,219		200,953		201,087		172,857

(1)	Amounts for periods prior to 2009 have been restated to reflect the adoption of SFAS 160, Noncontrolling Interests in Consolidated Financial Statements. Under SFAS 160, REIT preferred securities are included in total shareholders’ equity and the related dividends are excluded from net income (loss).
(2)	This ratio excludes the REIT preferred securities included in total shareholders’ equity.
(3)	Represents non-GAAP measures.
*	Estimated

THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

						Six Months Ended
Earnings Summary (In thousands, except per share amounts)	2nd Qtr. 2009	1st Qtr. 2009	4th Qtr. 2008 As Adjusted (1)	3rd Qtr. 2008 As Adjusted (1)	2nd Qtr. 2008 As Adjusted (1)	June 30, 2009	June 30, 2008 As Adjusted (1)
Net interest income	$117,473	$117,812	$140,716	$166,749	$174,424	$235,285	$356,048
Provision for loan loss	294,092	257,220	455,000	159,399	79,000	551,312	114,543

Noninterest income:
Service charges on deposit accounts	16,466	16,685	17,926	19,645	19,259	33,151	38,487
Electronic banking	5,365	4,982	4,935	5,149	5,275	10,347	10,279
Other retail banking fees	1,968	1,935	2,120	2,209	2,540	3,903	5,088

Retail banking fees	23,799	23,602	24,981	27,003	27,074	47,401	53,854
Mortgage banking origination and sales	14,319	12,268	7,143	8,095	7,953	26,587	14,713
Wealth management services	4,285	5,160	3,687	4,370	5,061	9,445	9,873
Mortgage warehouse fees	2,154	1,449	1,522	1,467	1,251	3,603	2,246
Bank-owned life insurance	4,030	3,894	4,386	4,720	5,169	7,924	10,289
Other income	4,667	4,076	3,067	6,042	6,190	8,743	13,395

Core noninterest income	53,254	50,449	44,786	51,697	52,698	103,703	104,370

Securities gains (losses), net	—	(837)	—	(6,057)	3,025	(837)	9,100

Total noninterest income	53,254	49,612	44,786	45,640	55,723	102,866	113,470

Noninterest expense:
Salaries and employee benefits	73,910	72,064	72,324	75,129	74,761	145,974	148,428
Occupancy expense of bank premises, net	23,257	23,718	24,189	24,177	24,064	46,975	47,119
Furniture and equipment expenses	14,987	15,641	14,813	15,215	15,134	30,628	29,837
Professional services	15,140	10,442	8,415	7,252	7,807	25,582	13,445
FDIC insurance and other regulatory fees	29,609	11,208	4,936	4,169	4,414	40,817	8,976
Amortization of intangible assets	4,154	4,154	4,154	4,154	4,142	8,308	8,305
Electronic banking and other retail banking expenses	3,737	3,273	4,271	3,479	4,136	7,010	8,293
Losses and expenses on other real estate	43,143	7,002	19,830	3,261	4,068	50,145	5,275
Loan closing costs	1,881	1,983	1,515	1,901	1,079	3,864	3,212
Communications	2,913	2,917	2,890	2,799	2,863	5,830	5,682
Advertising	1,621	2,700	3,665	3,440	2,384	4,321	4,987
Postage and courier	2,035	2,258	2,631	2,373	2,270	4,293	4,892
Loss on equity investments	1,594	3,411	7,463	4,995	1,720	5,005	4,467
Travel	1,039	1,463	1,992	1,572	1,522	2,502	2,961
Other expenses	8,524	8,342	6,592	8,239	9,142	16,866	21,437

Core noninterest expense	227,544	170,576	179,680	162,155	159,506	398,120	317,316

Goodwill impairment	75,000	28,477	575,000	—	—	103,477	—
Severance expense	—	—	—	—	550	—	786
Net losses (gains) related to the early extinguishment of debt	(3,110)	(20,320)	—	284	4,111	(23,430)	10,043

Total noninterest expense	299,434	178,733	754,680	162,439	164,167	478,167	328,145

Income (loss) before income taxes	(422,799)	(268,529)	(1,024,178)	(109,449)	(13,020)	(691,328)	26,830
Income tax expense (benefit)	182,869	(100,165)	(204,409)	(43,575)	(9,400)	82,704	317

Net Income (Loss)	(605,668)	(168,364)	(819,769)	(65,874)	(3,620)	(774,032)	26,513

Less: Net (income) loss attributable to noncontrolling interest (REIT preferred shareholders)	(2,608)	(5,336)	(5,336)	(5,336)	(5,336)	(7,944)	(10,672)

Net Income (Loss) Attributable to Colonial BancGroup	$(608,276)	$(173,700)	$(825,105)	$(71,210)	$(8,956)	$(781,976)	$15,841

Net Income (Loss) Allocated to Common Shareholders	$(608,276)	$(173,700)	$(825,105)	$(71,210)	$(8,956)	$(781,976)	$15,540

Earnings (Loss) Per Share - Diluted	$(3.02)	$(0.86)	$(4.11)	$(0.35)	$(0.05)	$(3.89)	$0.09

Average Diluted Shares Outstanding	201,219	200,953	200,817	200,757	188,730	201,087	172,857

(1)	Amounts for periods prior to 2009 have been restated to reflect the adoption of SFAS 160, Noncontrolling Interests in Consolidated Financial Statements. Under SFAS 160, REIT preferred securities are included in total shareholders’ equity and the related dividends are excluded from net income (loss).

THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CONDITION (Unaudited)

Statements of Condition (Dollars in thousands, except per share amounts)	June 30, 2009	March 31, 2009	Dec 31, 2008 As Adjusted (1)	Sept 30, 2008 As Adjusted (1)	June 30, 2008 As Adjusted (1)
Assets:

Cash and due from banks	$425,633	$606,214	$482,755	$1,328,493	$451,281
Interest bearing deposits in banks and Federal Reserve	1,114,747	1,845,048	1,534,463	669	101,391
Federal funds sold	8,495	6,087	7,642	7,096	8,891
Securities purchased under agreements to resell	1,474,359	1,640,712	1,556,157	1,493,585	2,185,174
Total securities (AFS and HTM)	4,165,074	3,327,124	3,503,380	3,825,523	3,453,859
Loans held for sale	3,192,345	2,800,139	2,082,248	2,060,709	1,984,723
Loans, net of unearned income	13,541,130	14,119,489	14,530,018	15,168,356	15,468,832
Less: Allowance for loan losses	(500,000)	(450,000)	(325,000)	(285,000)	(247,009)

Net loans	13,041,130	13,669,489	14,205,018	14,883,356	15,221,823
Premises and equipment, net	563,834	568,472	565,769	507,167	498,941
Intangible assets, net	369,877	449,031	481,662	1,060,816	1,066,215
Bank-owned life insurance	501,664	498,839	494,983	490,585	485,840
Accrued interest and other assets	638,712	1,028,740	902,229	604,572	573,153

Total Assets	$25,495,870	$26,439,895	$25,816,306	$26,262,571	$26,031,291

Liabilities and Shareholders’ Equity:

Noninterest bearing transaction accounts	$3,350,710	$3,397,994	$2,816,699	$2,843,971	$2,912,071
Interest bearing transaction accounts	4,809,853	4,714,457	5,173,208	5,232,769	6,052,774

Total non-time deposits	8,160,563	8,112,451	7,989,907	8,076,740	8,964,845
Time deposits	9,839,207	9,617,336	9,117,388	8,706,622	7,941,228

Brokered time deposits	1,759,015	2,044,490	1,297,651	1,562,099	1,345,397
Reciprocal brokered time deposits	268,615	482,941	268,319	147,472	97,695

Total brokered time deposits	2,027,630	2,527,431	1,565,970	1,709,571	1,443,092

Total deposits	20,027,400	20,257,218	18,673,265	18,492,933	18,349,165
Repurchase agreements	263,208	315,605	472,706	458,658	525,724
Federal funds purchased	—	—	—	—	135,000
Other short-term borrowings	—	—	700,000	300,000	—
Long-term debt	3,957,569	3,964,274	4,043,807	4,038,675	4,037,741
Other liabilities	322,766	326,373	288,492	290,290	268,611

Total liabilities	24,570,943	24,863,470	24,178,270	23,580,556	23,316,241

Noncontrolling interest (REIT preferred securities)	293,058	293,058	293,058	293,058	293,058
Total Colonial BancGroup shareholders’ equity	631,869	1,283,367	1,344,978	2,388,957	2,421,992

Total shareholders’ equity	924,927	1,576,425	1,638,036	2,682,015	2,715,050

Total Liabilities and Shareholders’ Equity	$25,495,870	$26,439,895	$25,816,306	$26,262,571	$26,031,291

Common shares issued	212,552,026	212,559,635	212,408,915	212,317,639	211,829,234
Common shares outstanding	202,650,846	202,592,908	202,442,188	202,350,912	201,862,507

Book value per common share	$3.12	$6.33	$6.64	$11.81	$12.00
Tangible book value per common share (2)	$1.29	$4.12	$4.26	$6.56	$6.72

(1)	Amounts for periods prior to 2009 have been restated to reflect the adoption of SFAS 160, Noncontrolling Interests in Consolidated Financial Statements. Under SFAS 160, REIT preferred securities are included in total shareholders’ equity and the related dividends are excluded from net income (loss).
(2)	Represents a non-GAAP measure.

THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES

DETAIL OF DEPOSITS

Period End Deposits (Dollars in thousands)	June 30, 2009	March 31, 2009	Dec 31, 2008	Change from Prior Quarter
				$	%
Regional banks	$16,140,145	$15,704,286	$14,796,166	$435,859	2.8%
Public Funds - Regional banks	795,000	930,000	1,621,000	(135,000)	-14.5%
Mortgage warehouse lending	1,050,525	1,056,341	617,509	(5,816)	-0.6%

Subtotal	17,985,670	17,690,627	17,034,675	295,043	1.7%
Brokered time deposits	1,759,015	2,044,490	1,297,651	(285,475)	-14.0%
Reciprocal brokered time deposits	268,615	482,941	268,319	(214,326)	-44.4%
Corporate	14,100	39,160	72,620	(25,060)	-64.0%

Total	$20,027,400	$20,257,218	$18,673,265	$(229,818)	-1.1%

Average Deposits (Dollars in thousands)	2nd Qtr. 2009	1st Qtr. 2009	4th Qtr. 2008	Change from Prior Quarter
				$	%
Regional banks	$16,756,327	$16,375,188	$15,924,539	$381,139	2.3%
Mortgage warehouse lending	1,218,025	982,802	681,166	235,223	23.9%
Brokered time deposits	1,967,430	1,655,219	1,607,023	312,211	18.9%
Reciprocal brokered time deposits	427,472	357,561	243,890	69,911	19.6%
Corporate	29,016	61,905	108,352	(32,889)	-53.1%

Total	$20,398,270	$19,432,675	$18,564,970	$965,595	5.0%

THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES

	Three Months Ended
Average Volume and Rates (unaudited)	June 30, 2009			March 31, 2009			June 30, 2008 As Adjusted (1)
(Dollars in thousands)	Average Volume	Interest	Rate	Average Volume	Interest	Rate	Average Volume	Interest	Rate
Assets:
Loans, net of unearned income (2) (3)	$13,938,711	$169,320	4.87%	$14,409,104	$179,666	5.05%	$15,797,611	$236,737	6.02%
Loans held for sale (3)	2,795,672	38,998	5.60%	2,451,628	33,633	5.56%	2,953,444	34,061	4.64%
Securities (2) (3)	4,241,282	49,682	4.69%	3,707,868	50,688	5.47%	3,663,516	53,897	5.88%
Securities purchased under agreements to resell	1,559,270	20,612	5.30%	1,689,334	22,088	5.30%	2,110,183	24,814	4.73%
Federal funds sold	5,891	3	0.19%	5,684	3	0.24%	44,854	302	2.71%
Interest bearing deposits in banks and the Federal Reserve	1,828,212	1,107	0.24%	1,416,042	752	0.21%	6,873	30	1.75%

Total interest earning assets	24,369,038	$279,722	4.60%	23,679,660	$286,830	4.89%	24,576,481	$349,841	5.72%

Nonearning assets (3)	1,998,503			2,041,306			2,439,659

Total assets	$26,367,541			$25,720,966			$27,016,140

Liabilities and Shareholders’ Equity:
Interest bearing non-time deposits	$4,787,630	$14,134	1.18%	$5,036,645	$17,458	1.41%	$6,308,837	$22,988	1.47%
Time deposits	9,709,298	82,222	3.40%	9,193,808	84,135	3.71%	7,937,069	79,567	4.03%

Brokered time deposits	1,967,430	12,562	2.56%	1,655,219	12,526	3.07%	1,574,093	17,102	4.37%
Reciprocal brokered time deposits	427,472	2,385	2.24%	357,561	2,363	2.68%	85,338	750	3.53%

Total brokered time deposits	2,394,902	14,947	2.50%	2,012,780	14,889	3.00%	1,659,431	17,852	4.33%

Total interest bearing deposits	16,891,830	111,303	2.64%	16,243,233	116,482	2.91%	15,905,337	120,407	3.04%
Repurchase agreements	320,597	552	0.69%	410,552	822	0.81%	522,045	2,528	1.95%
Federal funds purchased	—	—	0.00%	1,500	1	0.23%	400,846	2,159	2.17%
Other short-term borrowings	—	—	0.00%	7,778	53	2.78%	74,835	391	2.10%
Long-term debt (3)	3,957,210	48,215	4.88%	4,013,318	49,566	4.99%	4,076,494	47,831	4.71%

Total interest bearing liabilities	21,169,637	$160,070	3.03%	20,676,381	$166,924	3.27%	20,979,557	$173,316	3.32%

Noninterest bearing demand deposits	3,506,440			3,189,442			3,067,322
Other liabilities (3)	283,076			266,407			265,528

Total liabilities	24,959,153			24,132,230			24,312,407

Noncontrolling interest (REIT preferred securities)	293,058			293,058			293,058
Total Colonial BancGroup shareholders’ equity	1,115,330			1,295,678			2,410,675

Total shareholders’ equity	1,408,388			1,588,736			2,703,733

Total liabilities and shareholders’ equity	$26,367,541			$25,720,966			$27,016,140

Rate differential			1.57%			1.62%			2.40%
Net yield on interest-earning assets on a tax equivalent basis		$119,652	1.97%		$119,906	2.04%		$176,525	2.88%

Taxable equivalent adjustments (2):

Loans		(277)			(187)			(161)
Securities		(1,902)			(1,907)			(1,940)

Total taxable equivalent adjustments		(2,179)			(2,094)			(2,101)

Net interest income		$117,473			$117,812			$174,424

Total Average Deposits
Total interest bearing deposits	$16,891,830	$111,303	2.64%	$16,243,233	$116,482	2.91%	$15,905,337	$120,407	3.04%
Noninterest bearing demand deposits	3,506,440	—	—	3,189,442	—	—	3,067,322	—	—

Total average deposits	$20,398,270	$111,303	2.19%	$19,432,675	$116,482	2.43%	$18,972,659	$120,407	2.55%

Total average deposits, excluding brokered time (4)	$18,430,840	$98,741	2.15%	$17,777,456	$103,956	2.37%	$17,398,566	$103,305	2.39%

(1)	Amounts for periods prior to 2009 have been restated to reflect the adoption of SFAS 160, Noncontrolling Interests in Consolidated Financial Statements. Under SFAS 160, REIT preferred securities are included in total shareholders’ equity and the related dividends are excluded from net income (loss).
(2)	Interest earned and average rates on securities and loans exempt from income taxes are reflected on a fully tax equivalent basis using a federal income tax rate of 35%, net of nondeductible interest expense.
(3)	Unrealized gains (losses) on available for sale securities, the adjustments for mark to market valuations on hedged assets and liabilities and lower of cost or fair value adjustments have been classified in either nonearning assets or other liabilities.
(4)	Reciprocal brokered time deposits are not excluded.

THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES

	Six Months Ended
Average Volume and Rates	June 30, 2009			June 30, 2008 As Adjusted (1)
(unaudited) (Dollars in thousands)	Average Volume	Interest	Rate	Average Volume	Interest	Rate
Assets:
Loans, net of unearned income (2) (3)	$14,172,608	$348,986	4.96%	$15,895,842	$498,176	6.30%
Loans held for sale (3)	2,624,601	72,631	5.58%	3,057,090	74,458	4.90%
Securities (2) (3)	3,976,048	100,370	5.05%	3,670,331	108,509	5.91%
Securities purchased under agreements to resell	1,623,942	42,700	5.30%	2,112,696	53,073	5.05%
Federal funds sold	5,788	6	0.22%	71,776	1,253	3.51%
Interest bearing deposits in banks and the Federal Reserve	1,623,266	1,859	0.23%	14,202	70	1.00%

Total interest earning assets	24,026,253	$566,552	4.74%	24,821,937	735,539	5.95%

Nonearning assets (3)	2,019,787			2,511,054

Total assets	$26,046,040			$27,332,991

Liabilities and Shareholders’ Equity:
Interest bearing non-time deposits	$4,911,449	$31,591	1.30%	$6,459,247	$55,622	1.73%
Time deposits	9,452,977	166,357	3.55%	7,674,577	164,629	4.31%

Brokered time deposits	1,812,187	25,088	2.79%	1,583,488	36,133	4.59%
Reciprocal brokered time deposits	392,710	4,747	2.44%	80,623	1,529	3.81%

Total brokered time deposits	2,204,897	29,835	2.73%	1,664,111	37,662	4.55%

Total interest bearing deposits	16,569,323	227,783	2.77%	15,797,935	257,913	3.28%
Repurchase agreements	365,326	1,374	0.76%	533,131	6,233	2.35%
Federal funds purchased	746	1	0.23%	732,986	11,197	3.07%
Other short-term borrowings	3,867	53	2.78%	194,835	2,945	3.04%
Long-term debt (3)	3,985,109	97,782	4.94%	4,080,255	96,941	4.77%

Total interest bearing liabilities	20,924,371	$326,993	3.15%	21,339,142	$375,229	3.54%

Noninterest bearing demand deposits	3,348,817			3,067,268
Other liabilities (3)	274,788			287,537

Total liabilities	24,547,976			24,693,947

Noncontrolling interest (REIT preferred securities)	293,058			293,058
Total Colonial BancGroup shareholders’ equity	1,205,006			2,345,986

Total shareholders’ equity	1,498,064			2,639,044

Total liabilities and shareholders’ equity	$26,046,040			$27,332,991

Rate differential			1.59%			2.41%
Net yield on interest-earning assets on a tax equivalent basis		$239,559	2.00%		$360,310	2.91%

Taxable equivalent adjustments (2):
Loans		(464)			(356)
Securities		(3,810)			(3,906)

Total taxable equivalent adjustments		(4,274)			(4,262)

Net interest income		$235,285			$356,048

Total Average Deposits
Total interest bearing deposits	$16,569,323	$227,783	2.77%	$15,797,935	$257,913	3.28%
Noninterest bearing demand deposits	3,348,817		—	3,067,268	—	—

Total average deposits	$19,918,140	$227,783	2.31%	$18,865,203	$257,913	2.75%

Total average deposits, excluding brokered time (4)	$18,105,953	$202,695	2.26%	$17,281,715	$221,780	2.58%

(1)	Amounts for periods prior to 2009 have been restated to reflect the adoption of SFAS 160, Noncontrolling Interests in Consolidated Financial Statements. Under SFAS 160, REIT preferred securities are included in total shareholders’ equity and the related dividends are excluded from net income (loss).
(2)	Interest earned and average rates on securities and loans exempt from income taxes are reflected on a fully tax equivalent basis using a federal income tax rate of 35%, net of nondeductible interest expense.
(3)	Unrealized gains (losses) on available for sale securities, the adjustments for mark to market valuations on hedged assets and liabilities and lower of cost or fair value adjustments have been classified in either nonearning assets or other liabilities.
(4)	Reciprocal brokered time deposits are not excluded.

THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES

ASSET QUALITY (unaudited)

Selected Credit Quality Ratios	June 30, 2009	March 31, 2009	Dec 31, 2008	Sept 30, 2008	June 30, 2008
Period end:
Allowance as a percent of net loans	3.69%	3.19%	2.24%	1.88%	1.60%
Nonperforming loans as a percent of net loans	10.99%	6.24%	3.67%	3.58%	1.91%
Nonperforming assets as a percent of net loans, other real estate and repossessions	12.29%	7.58%	4.83%	4.43%	2.62%
Allowance as a percent of nonperforming loans	34%	51%	61%	53%	84%
Allowance as a percent of nonperforming assets	30%	41%	46%	42%	60%
Net charge-offs as a percent of average net loans:
Quarter to date (annualized)	7.02%	3.72%	11.15%	3.17%	1.85%
Year to date (annualized)	5.35%	3.72%	4.16%	1.94%	1.35%

Nonperforming Assets (Dollars in thousands)	June 30, 2009	March 31, 2009	Dec 31, 2008	Sept 30, 2008	June 30, 2008
Nonaccrual loans	$1,475,349	$879,309	$532,766	$542,785	$294,816
Renegotiated loans	13,301	1,453	586	—	—

Total nonperforming loans	1,488,650	880,762	533,352	542,785	294,816
Other real estate owned and repossessions	174,009	182,690	127,908	134,951	113,604

Nonperforming assets excluding loans held for sale	1,662,659	1,063,452	661,260	677,736	408,420

Nonaccrual loans transferred to held for sale	25,905	21,988	49,198	—	—

Total nonperforming assets	$1,688,564	$1,085,440	$710,458	$677,736	$408,420

Aggregate loans contractually past due 90 days for which interest is being accrued	$23,637	$34,823	$41,579	$42,454	$31,337

Total charge-offs	$248,580	$134,706	$416,055	$122,687	$74,101
Total recoveries	(4,488)	(2,486)	(1,055)	(1,279)	(1,315)

Net charge-offs:
Quarter to date	$244,092	$132,220	$415,000	$121,408	$72,786
Year to date	$376,312	$132,220	$642,787	$227,787	$106,379

THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES

SELECTED RATIOS (unaudited)

Selected Financial Ratios	2nd Qtr. 2009		1st Qtr. 2009	4th Qtr. 2008 As Adjusted (1)	3rd Qtr. 2008 As Adjusted (1)	2nd Qtr. 2008 As Adjusted (1)

Colonial BancGroup Capital Ratios:
Tier I risk-based capital ratio	5.44	% **	7.33%	8.58%	10.00%	10.12%
Total risk-based capital ratio	9.43	% **	11.56%	12.88%	14.18%	14.16%
Tier I leverage ratio	3.49	% **	5.02%	5.90%	7.29%	7.38%
Tangible common equity ratio (2) (3)	1.04%		3.21%	3.41%	5.27%	5.43%
Tangible capital ratio (3)	2.21%		4.34%	4.56%	6.43%	6.60%
Colonial Bank Capital Ratios:
Tier I risk-based capital ratio	6.46	% **	8.02%	8.54%	9.88%	9.88%
Total risk-based capital ratio	9.21	% **	10.78%	11.37%	12.70%	12.65%
Tier I leverage ratio	4.18	% **	5.54%	6.03%	7.20%	7.20%

Return on average assets*	NM		NM	NM	NM	NM
Return on average equity*	NM		NM	NM	NM	NM
Efficiency ratio (4)	131.60%		100.13%	95.79%	73.52%	69.59%
Noninterest income(4)/ average assets*	0.81%		0.80%	0.68%	0.79%	0.78%
Noninterest expense(4)/ average assets*	3.45%		2.65%	2.73%	2.49%	2.36%
Net interest margin	1.97%		2.04%	2.37%	2.85%	2.88%

(1)	Amounts for periods prior to 2009 have been restated to reflect the adoption of SFAS 160, Noncontrolling Interests in Consolidated Financial Statements. Under SFAS 160, REIT preferred securities are included in total shareholders’ equity and the related dividends are excluded from net income (loss).
(2)	This ratio excludes the REIT preferred securities included in total shareholders’ equity.
(3)	Represents non-GAAP measures.
(4)	These ratios utilize core noninterest income and core noninterest expense which represent non-GAAP measures.
*	Annualized
**	Estimated
NM	Not meaningful

Reconciliation of Certain Financial Matters	2nd Qtr. 2009	1st Qtr. 2009	4th Qtr. 2008 As Adjusted (1)	3rd Qtr. 2008 As Adjusted (1)	2nd Qtr. 2008 As Adjusted (1)
Book value per common share	$3.12	$6.33	$6.64	$11.81	$12.00
Effect of intangible assets	$(1.83)	$(2.21)	$(2.38)	$(5.25)	$(5.28)
Tangible book value per common share	$1.29	$4.12	$4.26	$6.56	$6.72

Common equity ratio	2.48%	4.85%	5.21%	9.10%	9.30%
Effect of intangible assets	-1.44%	-1.64%	-1.80%	-3.83%	-3.87%
Tangible common equity ratio	1.04%	3.21%	3.41%	5.27%	5.43%

Capital ratio	3.63%	5.96%	6.34%	10.21%	10.43%
Effect of intangible assets	-1.42%	-1.62%	-1.78%	-3.78%	-3.83%
Tangible capital ratio	2.21%	4.34%	4.56%	6.43%	6.60%

Annualized noninterest income / average assets	0.81%	0.78%	0.68%	0.70%	0.83%
Effect of non-core income	0.00%	0.02%	0.00%	0.09%	-0.05%
Annualized core noninterest income / average assets	0.81%	0.80%	0.68%	0.79%	0.78%

Annualized noninterest expense / average assets	4.54%	2.78%	11.47%	2.49%	2.43%
Effect of non-core expense	-1.09%	-0.13%	-8.74%	0.00%	-0.07%
Annualized core noninterest expense / average assets	3.45%	2.65%	2.73%	2.49%	2.36%

Efficiency ratio	173.18%	105.44%	402.31%	75.72%	70.69%
Effect of non-core income and expense	-41.58%	-5.31%	-306.52%	-2.20%	-1.10%
Core efficiency ratio	131.60%	100.13%	95.79%	73.52%	69.59%

Management believes that these non-GAAP measures provide information that is useful to investors in understanding the financial viability of the Company as well as performance of the Company’s underlying operations and performance trends. Specifically these measures permit evaluation and comparison of results for ongoing business operations, and it is on this basis that Management internally assesses the Company’s performance.

In light of diversity in practice, other companies may define or calculate these measures differently.